Exhibit 10.3

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION THEREFROM.

FORM OF SECURED CONVERTIBLE PROMISSORY NOTE

US$2,000,000	SEPTEMBER 21, 2009

For value received DayStar Technologies, Inc., a Delaware corporation (“Payor”), promises to pay to TD Waterhouse RRSP Account 240832S, in trust for Peter Alan Lacey as beneficiary (the “Lacey RRSP Account”), or its assigns, the principal sum of US$2,000,000 on the terms set forth below. Interest on the outstanding principal amount shall accrue at the rate of 8% per annum. Interest shall commence on the date hereof and shall continue on the outstanding principal until paid in full. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

This secured convertible promissory note (this “Note”) is issued pursuant to the terms of that certain Purchase Agreement (the “Agreement”) dated as of September 18, 2009 between Payor and Holder. This Note shall be secured by Payor’s pledge to Holder of Payor’s assets as set forth on Exhibit A to that certain Security Agreement by and between Payor and Holder dated on or about September 21, 2009 and incorporated herein by reference (the “Security Agreement”).

1. Definitions. The following terms shall have the meanings herein specified:

“Capital Stock” means any of the current or future authorized class or series of capital stock of Payor.

“Common Stock” means authorized Common Stock, $.01 par value, of Payor, and shall include any other class or series of capital stock of Payor that is not limited to a fixed sum in respect of the rights of the holder thereof to participate in the liquidation or winding up of Payor.

“Conversion Notice” shall have the meaning set forth in Section 2(a).

“Conversion Price” shall mean the per share price(s) at which some or all of the outstanding principal amount plus all accrued interest thereon is converted or convertible pursuant to Section 2(a), and in all cases as adjusted pursuant to Section 2(d).

“Conversion Shares” means the shares of Common Stock, or such other shares of Capital Stock, issuable upon conversion of this Note.

“Event of Default” means an event specified in Section 4 hereof.

“Excluded Securities” means (i) securities issued as a result of any stock split, stock dividend or reclassification of Common Stock or Preferred Stock, distributable on a pro rata basis to all holders of Common Stock or Preferred Stock; (ii) securities issued pursuant to a stock option plan or deferred compensation plan approved by the Board of Directors of the Company; (v) securities issued by the Company upon the conversion or exercise of options, warrants, or convertible securities previously issued by the Company; or (iii) any securities issued to the Holder, EPOD Solar, Inc. (“EPOD”), any affiliate of the Holder or EPOD or any recipient of securities issued by the Company, as directed by the Holder or EPOD, as applicable, or any affiliate of the Holder or EPOD, as applicable.

“Future Issuance” shall have the meaning set forth in Section 2(a).

“Holder” means the Lacey RRSP Account, and each endorsee, pledgee, assignee, owner and holder of this Note, as such; and any consent, waiver or agreement in writing by the then Holder with respect to any matter or thing in connection with this Note, whether altering any provision hereof or otherwise, shall bind all subsequent Holders. Notwithstanding the foregoing, Payor may treat the registered holder of this Note as Holder for all purposes.

“Preferred Stock” means authorized Preferred Stock, $.01 par value, of Payor.

“Share Equivalents” means options, warrants, convertible preferred stock, convertible debt, or other securities convertible into or exercisable for shares of Capital Stock.

Words of one gender include the other gender; the singular includes the plural; and the plural includes the singular, unless the context otherwise requires.

2. Conversion of the Note.

a. Election to Convert. Common Stock. Holder may, at its option exercisable by written notice (the “Conversion Notice”) to Payor at any time prior to payment in full hereof, elect to convert all or any part of the entire outstanding principal amount of this Note plus the accrued interest on the then outstanding balance (i) into shares of Common Stock at a conversion price equal to the lesser of (A) $0.60 per share or (B) if between the date hereof and such conversion, Payor issues or sells any shares of Capital Stock, other than Excluded Securities (a “Future Issuance”), then into shares of Common Stock at a per share price equal to the lowest per share price at which any such shares are issued or sold in such Future Issuance (subject to adjustment in the event of any stock splits, stock dividends or other recapitalization of Common Stock subsequent to the date of such sale or issuance), or (ii) if between the date hereof and such conversion, there is a Future Issuance, then into shares of such class or series of Capital Stock issued or sold in such Future Issuance at a per share price equal to the lowest per share price at which any such shares are issued or sold in such Future Issuance (subject to adjustment in the event of any stock splits, stock dividends or other recapitalization of such class or series of Capital Stock subsequent to the date of such sale or issuance); provided that Holder will only be permitted to convert that portion of the outstanding principal amount of this Note plus the accrued interest on the then outstanding balance that will not result in the issuance of more than 3,333,333 shares of Common Stock (subject to adjustment in the event of any stock splits, stock dividends or other recapitalization of such class or series of Capital Stock subsequent to the date of such sale or issuance) pursuant to (i) above, or upon conversion of any securities that may be issued pursuant to (ii) above. For purposes of this Section, the issuance or sale of any Share Equivalents shall be deemed to be an issuance or sale of such class or series of Capital Stock issuable upon exercise or conversion thereof, at a per share price equal to a fraction, the numerator of which is equal to the sum of (i) the total amount received or receivable by Payor as consideration for such issuance of the Share Equivalent, plus (ii) the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to Payor upon the exercise, conversion or exchange of such Share Equivalent, and the denominator of which is equal to the total number of shares of Capital Stock issuable upon the exercise, conversion or exchange of such Share Equivalents. If Payor issues or sells any Capital Stock or Share Equivalents for consideration other than cash, the amount of the consideration other than cash received by Payor shall be deemed to be the fair value of such consideration as reasonably determined by Payor’s Board of Directors with the advice of Payor’s investment banker. If Payor sells units consisting of two or more different securities at a single per unit price, Payor’s Board of Directors shall, with the advice of Payor’s investment banker, make a reasonable allocation of the per unit price among such different securities, and each security included in such unit shall be deemed to have been sold at such allocated price for purposes of this Section.

b. Delivery of Conversion Shares. The Conversion Shares shall be delivered as follows:

1. As promptly as practicable after conversion, Payor shall deliver to Holder, or to such person or persons as are designated by Holder in the Conversion Notice, (1) a certificate or certificates representing the number of shares of Capital Stock into which this Note or portion thereof is to be converted, in such name or names as are specified in the Conversion Notice and (2) in the case of conversion of the entire remaining principal balance hereof, any cash payable in respect of a fractional share. Such conversion shall be deemed to have been effected at the close of business on the date when this Note shall have been surrendered to Payor for conversion, so that the person entitled to receive such Conversion Shares shall be treated for all purposes as having become the record holder of such Conversion Shares at such time.

2. In the event that less than the entire outstanding principal of this Note is converted hereunder pursuant to subsection (a) above, this Note shall not be surrendered for cancellation but shall have the fact and amount of conversion recorded on the face of this Note by writing acknowledged by Holder and Payor. If less than the entire principal balance of this Note is converted, the amount of principal converted shall be reduced to the nearest amount that results in no fractional shares.

c. Reservation of Shares. Payor agrees that, during the period within which this Note may be converted, Payor will at all times have authorized and in reserve, and will keep available solely for delivery upon the conversion of this Note, a sufficient number of shares of Capital Stock and other securities and properties as from time to time shall be receivable upon the conversion of this Note, free and clear of all restrictions on issuance, sale or transfer other than those imposed by law and free and clear of all pre-emptive rights. Payor agrees that the Conversion Shares shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable, and Payor will take all such action as may be necessary to assure that the stated value or par value per share of the Conversion Shares is at all times equal to or less than the Conversion Price.

d. Protection Against Dilution.

1. In the event of any consolidation with or merger of Payor with or into another corporation (other than a merger or consolidation in which Payor is the surviving or continuing corporation) or any sale, lease or conveyance to another corporation of the property of Payor as an entirety or substantially as an entirety, in either case while any principal or accrued interest remains outstanding under this Note, then the Company shall use its reasonable best efforts to cause such successor, leasing or purchasing corporation, as the case may be, to (i) execute with Holder an agreement providing that Holder shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Capital Stock for which this Note might have been converted immediately prior to such consolidation, merger, sale, lease or conveyance, (ii) make effective provision in its articles of association or otherwise, if necessary, in order to effect such agreement, and (iii) set aside or reserve, for the benefit of Holder, the stock, securities, property and cash to which Holder would be entitled upon conversion of this Note.

2. In the event of any reclassification or change of the Capital Stock into which this Note may be converted (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in the event of any consolidation or merger of another corporation into Payor in which Payor is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Capital Stock into which this Note may be converted (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), in either case while any principal or accrued interest remains outstanding under this Note, then Holder shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Capital Stock for which this Note might have been converted immediately prior to such reclassification, change, consolidation or merger.

3. If, subsequent to any Future Issuance of Capital Stock upon which the calculation of the Conversion Price is based and while any principal or accrued interest remains outstanding under this Note, Payor distributes to holders of such class or series of Capital Stock any assets (excluding ordinary cash dividends) or debt securities or any rights or warrants to purchase debt securities, assets or other securities, the Conversion Price shall be adjusted in accordance with the formula:

C x [(O x M) - F] O x M
C1 =

where:

C1 = the adjusted Conversion Price.

C = the Conversion Price prior to adjustment pursuant to this subsection.

M = the fair market value per share of such class or series of Capital Stock immediately before the record date mentioned below, as reasonably determined by Payor’s Board of Directors with the advice of Payor’s investment banker.

O = the number of shares of such class or series of Capital Stock outstanding on the record date mentioned below.

F = the fair market value on the record date of the aggregate of all assets, securities, rights or warrants distributed, as reasonably determined by Payor’s Board of Directors with the advice of Payor’s investment banker.

The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

The above provisions of this Section 2 shall similarly apply to successive reclassifications and changes of Capital Stock and to successive consolidations, mergers, sales, leases or conveyances.

Notice of such consolidation, merger, sale, distribution, reclassification or reorganization and of such provisions so proposed to be made, shall be mailed to Holder not less than fifteen (15) days prior to such event.

e. No Stockholder Approval. In no event shall any conversion under this Note require the Payor to seek stockholder approval under applicable Nasdaq listing rules.

3. Payment of the Note – Principal and Interest

a. Term. All principal and all unpaid accrued interest that has not been converted into Capital Stock pursuant to Section 2 above shall be due and payable on or before the 180th day after the date of this Note (the “Maturity Date”). The Maturity Date may be extended by Holder, at the option of Holder and in its sole discretion, effective upon notice of such extension by Holder to Payor not less than 15 calendar days prior to the original Maturity Date. At any time after the Maturity Date (as it may be extended pursuant to this Section 3(a)), Holder may proceed to collect such unconverted principal and accrued interest. All payments of interest and principal shall be in lawful money of the United States of America and shall be made to Holder. All payments shall be applied first to accrued interest, and thereafter to principal.

b. Payment on Event of Default. If any Event of Default occurs hereunder, then, at the option and upon the declaration of Holder of this Note and upon written notice to Payor (which election and notice shall not be required in the case of an Event of Default under Section 4(c) or 4(d)) and Payor’s subsequent failure to cure any such Event of Default under Section 4(d) within thirty (30) days following receipt of such written notice, this Note shall accelerate and all principal and unpaid accrued interest that has not been converted into Common Stock pursuant to Section 2 above shall become due and payable, and, at any time thereafter, Holder may proceed to collect such unconverted principal and accrued interest.

c. Default Interest. In the event Payor fails to pay the entire unpaid principal balance when due, Payor shall pay a default penalty (the “Default Penalty”) in an amount equal to 6% of the then outstanding principal and accrued and outstanding interest under this Note and the entire unpaid principal balance, accrued and outstanding interest, and the Default Penalty (if not paid) shall thereafter bear interest at a default interest rate equal to the lower of 12% per annum or the highest rate permitted by law.

d. Prepayment. Payor may prepay this Note at any time after one month following the date hereof; provided that Payor shall give Holder at least 30 calendar days advance written notice of Payor’s intent so to prepay and Holder shall have the right to convert all or any portion of this Note, as applicable, pursuant to Section 2(b) at any time during such 30 calendar day period.

e. Attorney’s Fees. If an Event of Default shall occur hereunder, Payor shall pay all reasonable attorneys’ fees and court costs incurred by Holder in enforcing and collecting this Note.

4. Events of Default. The occurrence of any one or more of the following, if uncured within 10 days from written notice thereof with respect to subsections (a) and (b) only, shall constitute an “Event of Default”:

a. Payor fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

b. Payor breaches any of its representations, warranties, covenants or agreements set forth in the Agreement, the Security Agreement or this Note;

c. Payor files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

d. An involuntary petition is filed against Payor under any bankruptcy statute now or hereafter in effect, unless such petition is dismissed or discharged within sixty (60) days thereafter, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Payor.

5. Transfer.

a. In order to transfer this Note, Holder, or its duly authorized representative, shall surrender this Note at the office of Payor pursuant to Section 10 hereof, accompanied by an assignment duly executed by Holder hereof, but in no event shall this Note be transferred to a third party unrelated to Holder, unless (i) an Event of Default under Section 4(a) of this Note has been declared by Holder and (ii) Payor shall have received thirty (30) days prior written notice of such proposed transfer. In the event that Holder seeks to make a transfer of this Note in the absence of registration under the 1933 Act and any applicable state securities laws, Holder shall furnish an opinion of counsel satisfactory in form and in substance to the Company that such transfer is exempt from registration under the 1933 Act and any applicable state securities laws.

b. This Note is, and each certificate representing Conversion Shares shall be, stamped or otherwise imprinted with a legend substantially in the following form:

“The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be reoffered, sold, transferred, pledged, or otherwise disposed of except pursuant to (1) registration under such act or laws or (2) an exemption from registration under such act or laws.”

6. Loss or Mutilation of Note. Upon receipt by Payor of evidence satisfactory to Payor of the loss, theft, destruction or mutilation of this Note, together with an indemnity reasonably satisfactory to Payor, in the case of loss, theft, or destruction, or the surrender and cancellation of this Note, in the case of mutilation, Payor shall execute and deliver to Holder a new Note of like tenor and denomination as this Note.

7. Waiver or Amendment. Any term of this Note may be amended or waived with the written consent of Payor and Holder. The failure of Holder to enforce at any time any of the provisions of this Note shall not, absent an express written waiver signed by Holder specifying the provision being waived, be construed to be a waiver of any such provision, nor in any way to affect the validity of this Note or any part hereof or the right of Holder thereafter to enforce each and every such provision. No waiver of any breach of this Note shall be held to be a waiver of any other or subsequent breach.

8. Taxes. Payor agrees that it will pay, when due and payable, any and all stamp, original issue or similar taxes which may be payable in respect of the issue of this Note and/or any Conversion Shares or certificates therefor. Payor shall not, however, be required to pay any stamp, original issue or similar tax which may be payable in respect of any transfer involved in the transfer and delivery of stock certificates to a person other than of Holder.

9. Notices. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) to such party (or, in the case of an entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to Holder to:

TD Waterhouse RRSP Account 240832S

c/o Peter Alan Lacey

RR#2 Site 19

Box 6 Red Deer AB

T4N 5E2

if to Payor to:

DayStar Technologies, Inc.

2972 Stender Way

Santa Clara, California

Attn:	Mr. Robert Aldrich
Interim Chief Executive Officer and Chairman

with a copy to:

Phillips Lytle LLP

30 South Pearl Street

Albany, New York 12207

Attn: Richard E. Honen, Esq.

Any party may change the above specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient’s location) or on the day shown on the return receipt (if delivered by mail or delivery service).

10. Headings. The titles and headings to the Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Note. This Note shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Note to be drafted.

11. Governing Law; Waiver of Jury Trial. This Note shall be governed by construed under the laws of the State of California, as applied to agreements among California residents, made and to be performed entirely within the State of California, without giving effect to conflicts of laws principles that would require the application of the laws of any other jurisdiction. THE PARTIES EACH HEREBY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS.

DayStar Technologies, Inc.
a Delaware corporation

By:	/s/ William S. Steckel
Name:	William S. Steckel
Title:	Chief Financial Officer

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